Cancer Genetics, Inc. Announces 39% Revenue Increase and Provides Recent
Company Highlights

•	Company reports record quarterly revenues of $6.1 million, an increase of 39% over Q1 2015 and 11% over Q4 2015

•	Significant expansion of new Immuno-Oncology (IO) test offering, with expansion into 12 active IO focused clinical trials with leading global companies

•	Signed contracts for expected future revenues with biotech and pharma companies increases to over $41 million

•	Cancer Genetics to host conference call today, Tuesday, May 10, 2016, at 5:00 pm Eastern Time / 2:00 pm Pacific Time

RUTHERFORD, N.J., May 10, 2016 Cancer Genetics, Inc. (Nasdaq: CGIX), an emerging leader in DNA-based cancer diagnostics, announced today financial and operating results for the first quarter ended March 31, 2016.

Financial results and highlights for the quarter ended March 31, 2016 include:

Financial Highlights:

•
Total revenues were $6.1 million, $3.3 million from Biopharma Services, $2.5 million from Clinical services and $0.3 million from Discovery Services - a total increase of 39% over Q1 2015 revenues of $4.4 million, and 11% sequentially over Q4 2015.

•	Total Clinical Services test volumes were 6,608 for the quarter which represented the first full quarter of operations after the acquisition of Response Genetics.

•
Signed contracts for expected future Biopharma Services revenue in connection with clinical trials increased significantly to over $41 million, an increase of 37% or $11 million over Q1 2015, and a sequential increase of over $4 million from Q4 2015.

•	Gross profit margins improved to 32% or $2.0 million, an improvement from 28% or $0.7 million over Q1 2015, and a 19% sequential increase from 13% or $0.7 million during Q4 2015.

•
Total expenses for the quarter were $11.3 million, a reduction of 11% from $12.7 million during Q4 2015 largely driven by reduction in employees in both COGS and SG&A as the Company entered into a phased plan to rationalize workgroups and streamline operations across sites.

•
Total costs for SG&A improved during Q1 2016 by 17% over Q4 2015 - from $6.8 million to $5.6 million while COGS during Q1 2016 were $4.1 million, an improvement of 14% from $4.8 million during Q4 2015 largely driven by headcount reduction at the CGI Los Angeles facility.

“Our company has focused aggressively on two critical items, 1) the final phase of integration of Response Genetics, and 2) on developing new business contracts - both clinical and biopharma - with partners that will be essential to helping both long-term growth and margin expansion,” said Panna Sharma, CEO & President of Cancer Genetics, Inc. “Our company’s solid growth, coupled with our industry leading capabilities in providing both genomic and immune marker data positions CGI in a central position to the be partner of choice in delivering precision medicine for oncology”.

Recent Corporate Highlights:

•
Developed an industry-leading, unique offering in immuno-oncology testing, immune monitoring and immune profiling using multiple technologies including genomics, immunohistochemistry (IHC), transcriptomics, and immuno-phenotyping that has been optimized for multiple cancer types in both blood cancers and solid tumors.

•
Closed contracts and agreements for 12 IO trials and validations across both the CGI East and West facilities in multiple tumor types including head and neck, ovarian, lung, melanoma and lymphomas that are generating revenue and will continue ramping up throughout 2016 and 2017.

•
Finalized the licensing and commercialization agreement with Oncospire Genomics and Mayo Clinic for the market introduction of a next-generation based sequencing (NGS) panel for Multiple Myeloma which has been launched for usage in clinical trials for biotech and pharma companies and will be launched during Q2 for routine clinical usage.

•
Launched a joint development and NGS panel validation initiative in Kidney Cancer with the Huntsman Cancer Center Institute, Dr. Neeraj Agarwal, the Director of the Genitourinary Program at University of Utah and Pfizer to validate CGI’s NGS panel for the prediction of patient response to Sunitinib® in Kidney Cancer and the development of a cell-free DNA assay to assess treatment response and monitor disease progression.

•	Launched the FDA-approved PD-L1 companion and complementary IHC-based diagnostic biomarker for both clinical usage and biopharma trials.

•
Expanded The ALCHEMIST lung cancer trial with the National Cancer Institute and pharma sponsors to include PD-L1 as part of the comprehensive profiling for all patients, which is being managed and delivered from our Solid Tumor Center of Excellence at CGI West.

•
Launched an industry-leading, clinically-actionable and focused NGS panel for solid tumors that can offer molecular profiling for lung, colorectal, breast, skin, and other solid tumors - CGI FOCUS::Oncomine. This panel is being actively used in a global, open-label, basket trial to identify specific genomic aberrations across a diverse range of tumors.

•
Initiated a large-scale clinical study with a global biopharma company that leverages CGI’s proprietary CLL and Lymphoma NGS panels to help subtype patients and aid in molecular characterization of patients with B-cell cancers.

•
Expanded overall footprint of reimbursement agreements with payers and third-party insurers to now cover over 29 payers and 180 million lives across commercial, BlueCross BlueShield, Medicare advantage and Medicaid plans.

“The future of precision medicine in oncology will increasingly need the integration of leading edge knowledge from multiple disciplines such as genomics, immunology and transcriptomics to build a more comprehensive profile of patients, populations and disease progression. CGI is very unique in our ability to provide real solutions grounded in innovative research that are substantially fragmented in the broader marketplace,” said Panna Sharma. “The global infrastructure and unique business model we’ve developed through strategic acquisitions has positioned us for diversified growth and unparalleled access to the oncology community. This has allowed us to develop a durable platform from which to commercialize our oncology programs. Our team’s efforts in Immuno-Oncology will drive substantial increases in both community testing and clinical trial participation throughout the remainder of 2016 and well into 2017 which leads the company towards its goal of profitability.”

Revenue increased 39% to $6.1 million for the three months ended March 31, 2016, from $4.4 million for the three months ended March 31, 2015. Revenue from Biopharma Services, representing 55% of our total revenue totaled $3.3 million in the first quarter of 2016.  Revenue from Clinical Services customers, representing 40% of our total revenue, increased 181%, or $1.6 million, to $2.5 million in the first quarter of 2016. This increase is the result of the acquisition of Response Genetics.   Discovery Services contributed $262 thousand of revenue during the quarter. Total cash at March 31, 2016 was $13.3 million.

CGI will also be providing slides with an overview of the results and discussion points; they will be available at http://ir.cancergenetics.com/presentations.

Conference Call & Webcast Details
The Company will conduct a conference call today, Tuesday, May 10th at 5:00 p.m. Eastern Time to discuss its financial performance for the 2016 first quarter and other business activities, including matters related to future performance. Details for the conference call and webcast are noted below, and replays will be made available thru May 24, 2016.

Tuesday, May 10th @ 5:00pm Eastern Time
Domestic:            877-397-0286
International:            719-325-4749
Conference ID:        2482123
Webcast:            http://public.viavid.com/index.php?id=119530

Replays Available through May 24th
Domestic:            877-870-5176
International:            858-384-5517
Replay PIN:            2482123

About Cancer Genetics
Cancer Genetics, Inc. is a leader in enabling precision medicine in oncology from bench to bedside through the use of oncology biomarkers and molecular testing. CGI is developing a global footprint with locations in the US, India and China. We have established strong clinical research collaborations with major cancer centers such as Memorial Sloan Kettering, The Cleveland Clinic, Mayo Clinic, Keck School of Medicine at USC and the National Cancer Institute.

The Company offers a comprehensive range of laboratory services that provide critical genomic and biomarker information. Its state-of-the-art reference labs are CLIA-certified and CAP-accredited in the US and have licensure from several states including New York State.

For more information, please visit or follow us:
Internet: http://www.cancergenetics.com

Twitter: @Cancer_Genetics
Facebook: www.facebook.com/CancerGenetics

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. products and services, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, risks that anticipated benefits from acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2015 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

Contact:
Panna Sharma
CEO & President
Cancer Genetics, Inc.
201-528-9200
panna.sharma@cgix.com

Cancer Genetics, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenue	$6,068	$4,370
Cost of revenues	4,103	3,141
Gross profit	1,965	1,229
Operating expenses:
Research and development	1,532	1,278
General and administrative	4,318	2,987
Sales and marketing	1,298	1,116
Total operating expenses	7,148	5,381
Loss from operations	(5,183)	(4,152)
Other income (expense):
Interest expense	(126)	(34)
Interest income	4	13
Change in fair value of acquisition note payable	34	(90)
Change in fair value of warrant liability	17	(15)
Total other (expense)	(71)	(126)
Net (loss)	$(5,254)	$(4,278)
Basic net (loss) per share	$(0.39)	$(0.44)
Diluted net (loss) per share	$(0.39)	$(0.44)
Basic Weighted-Average Shares Outstanding	13,547	9,704
Diluted Weighted-Average Shares Outstanding	13,547	9,704

Cancer Genetics, Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(in thousands, except par value)

	March 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,273	$19,459
Accounts receivable, net of allowance for doubtful accounts	8,449	6,621
Other current assets	1,823	2,118
Total current assets	23,545	28,198
FIXED ASSETS, net of accumulated depreciation	5,870	6,069
OTHER ASSETS
Restricted cash	300	300
Patents and other intangible assets, net of accumulated amortization	1,679	1,727
Investment in joint venture	329	341
Goodwill	12,029	12,029
Other	217	220
Total other assets	14,554	14,617
Total Assets	$43,969	$48,884
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$7,775	$7,579
Obligations under capital leases, current portion	106	122
Deferred revenue	630	831
Bank term note, current portion	1,833	1,333
Total current liabilities	10,344	9,865
Obligations under capital leases	251	276
Deferred rent payable and other	309	315
Warrant liability	—	17
Deferred revenue, long-term	622	752
Bank term note	4,146	4,642
Total liabilities	15,672	15,867
STOCKHOLDERS’ EQUITY
Preferred stock, authorized 9,764 shares, $0.0001 par value, none issued	—	—
Common stock, authorized 100,000 shares, $0.0001 par value, 13,652 and 13,652 shares issued and outstanding at March 31, 2016 and December
31, 2015, respectively	1	1
Additional paid-in capital	131,701	131,167
Accumulated (deficit)	(103,405)	(98,151)
Total Stockholders’ Equity	28,297	33,017
Total Liabilities and Stockholders’ Equity	$43,969	$48,884

Cancer Genetics, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(5,254)	$(4,278)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation	518	348
Amortization	87	9
Provision for bad debts	—	221
Stock-based compensation	534	696
Change in fair value of acquisition note payable	(34)	90
Change in fair value of Gentris contingent consideration	—	(162)
Change in fair value of warrant liability	(17)	15
Amortization of debt issuance costs	4	—
Loss in equity method investment	12	207
Changes in:
Accounts receivable	(1,828)	(17)
Other current assets	295	23
Other non-current assets	3	—
Accounts payable, accrued expenses and deferred revenue	(101)	(239)
Deferred rent and other	(6)	(18)
Net cash (used in) operating activities	(5,787)	(3,105)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(319)	(83)
Patent costs	(39)	(40)
Net cash (used in) investing activities	(358)	(123)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on capital lease obligations	(41)	(14)
Net cash (used in) financing activities	(41)	(14)
Net (decrease) in cash and cash equivalents	(6,186)	(3,242)
CASH AND CASH EQUIVALENTS
Beginning	19,459	25,554
Ending	$13,273	$22,312

SUPPLEMENTAL CASH FLOW DISCLOSURE
Cash paid for interest	$97	$34